As filed with the Securities and Exchange Commission on November ___, 1997

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                       DAWSON PRODUCTION SERVICES, INC.
              (Exact name of issuer as specified in its charter)

             TEXAS                                    74-2231546
   (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)                 Identification No.)

            112 E. PECAN ST., SUITE 1000, SAN ANTONIO, TEXAS 78205
                   (Address of Principal Executive Offices)

                       DAWSON PRODUCTION SERVICES, INC.
                   AMENDED AND RESTATED 1995 INCENTIVE PLAN
                      OPTION AGREEMENT FOR MICHAEL LITTLE
                      OPTION AGREEMENT FOR JOSEPH EUSTACE
                      OPTION AGREEMENT FOR PAUL MCCOLLAM
                     OPTION AGREEMENT FOR J. MICHAEL BELL
                      OPTION AGREEMENT FOR WARD GREENWOOD
                     OPTION AGREEMENT FOR DOUGLAS D. LEWIS

                                P. MARK STARK
                       DAWSON PRODUCTION SERVICES, INC.
                          112 E. PECAN ST., SUITE 1000
                            SAN ANTONIO, TEXAS 78205
                                (210) 476-0420
                              FAX: (210) 476-0444

                                  Copies to:
                             J. ROWLAND COOK, ESQ.
                               JULIE FREY, ESQ.
                JENKENS & GILCHRIST, A PROFESSIONAL CORPORATION
                        600 CONGRESS AVENUE, SUITE 2200
                             AUSTIN, TEXAS  78701
                                (512) 499-3800
                              FAX: (512) 404-3520

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                     Proposed Maximum         Proposed Maximum       Amount of
Title of Securities    Amount to be Registered    Offering Price Per Share   Aggregate Offering   Registration Fee
to be Registered                (1)                       (2)(3)                 Price(2)(3)            (3)
------------------------------------------------------------------------------------------------------------------
Common Stock,
  $.01 par value             1,300,000                  $18.9375                 $18,049,111         $5,469.42
==================================================================================================================

(1) Shares (including related rights to acquire shares) issuable pursuant to incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, and performance units under the Dawson Production Services, Inc. 1995 Amended and Restated Incentive Plan and the individual stock option agreements listed above (the "Option Agreements"). Pursuant to Rule 416, this registration statement also covers additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of that Plan.

(2)    Estimated solely for the purpose of calculating the registration fee.

(3) Calculated pursuant to Rule 457(c) and (h). The prices per share of the Common Stock offered hereunder pursuant to the 1995 Amended and Restated Incentive Plan (the "Plan") is based on (i) 652,734 shares of Common Stock allocated for issuance under the Plan, but not yet subject to an award, at a price per share of $18.9375, which is the average of the high and low selling price per share of Common Stock on the National Association of Securities Dealers Automated Quotation System National Market System on November 6, 1997; and (ii) the following shares of Common Stock reserved for issuance under the Plan and under the Option Agreements and subject to options granted thereunder at the following exercise prices:

       No. of Shares of Common Stock                  Exercise Price Per Share
       -----------------------------                  ------------------------
               107,500                                         $4.65
               120,400                                         $7.44
                25,800                                        $10.75
               272,690                                        $11.375
                34,400                                        $12.25
                86,476                                        $17.25

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.     PLAN INFORMATION*

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*


*Information required by Part I is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

      The documents listed in (a) through (c) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company or the Dawson Production Services, Inc. 1995 Incentive Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of any post-effective amendment to the Registration Statement which indicate that all shares of the Company's Common Stock, $.01 par value per share, offered hereunder have been sold or that deregister all such shares then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 1997.

      (c) The description of the Common Stock contained in the Company's Form 8-A filed on February 8, 1996 for registration of the Common Stock pursuant to
Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4.     DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL

      None.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify its officers, directors, employees and agents for expenses and costs incurred in certain proceedings arising out of actions taken in their official capacity only if such persons were acting in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except in relation to matters in which they have been found liable (i) to the corporation, or (ii) on the basis that personal benefit was improperly received regardless of whether or not the benefit resulted from action taken in their official capacity. In the case of any criminal proceeding, such persons must also have had no reasonable cause to believe such conduct was unlawful. Article 2.02-1 further provides that a corporation shall indemnify its officers and directors against reasonable expenses incurred in connection with proceedings arising out of actions taken in their official capacity in which such persons have been wholly successful, on the merits or otherwise, in the defense of such actions. The Bylaws of the Company, as amended, provide for indemnification of the Company's directors, officers, and employees to the fullest extent permitted by Article 2.02-1. Additionally, the Company amended its Articles of Incorporation, with shareholder approval, to confirm that the Company has the power to indemnify certain persons in such circumstances as are provided in its Bylaws. The amendment further enables the Company to enter into additional insurance and indemnity arrangements at the discretion of the board of directors. The Company has entered into Indemnification Agreements with each of its officers and directors, the form of which was approved by the shareholders of the Company, that essentially indemnify such individuals to the fullest extent permitted by law.

      Article 7.06 of the Texas Miscellaneous Corporation Laws Act provides that a corporation's articles of incorporation may provide for the elimination or limitation of a director's liability. The Company's Articles of Incorporation eliminate the liability of directors to the corporation or its shareholders for monetary damages for an act or omission in his capacity as a director, with certain specified exceptions to the Company and its shareholders to the fullest extent permitted by Article 7.06 of the Texas Miscellaneous Corporation Laws Act.

      The Company maintains insurance, the general effect of which is to provide coverage for the Company with respect to amounts that it is required to pay officers and directors under the indemnity provisions described above and coverage for officers and directors against certain liabilities, including certain liabilities under the federal securities law.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

      Restricted securities to be reoffered or resold pursuant to this registration statement were offered and sold in reliance upon Section 4(2) of the Securities Act as not involving any public offering. Such securities were offered and sold to a limited number of persons, each of whom was an officer, director or employee of the Company.

ITEM 8.     EXHIBITS

3.1 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 effective March 20, 1996, SEC File No. 333-00452)

3.2         Bylaws and Amendment to Bylaws (incorporated by reference to Exhibit
            3.2 to the Registration Statement on Form S-1 effective March 20, 1996, SEC File No. 333- 00452)

4.2*        Dawson Production Services, Inc. Amended and Restated 1995 Incentive
            Plan;

4.3 Rights Agreement dated September 11, 1997 between Dawson Production Services, Inc. and Harris Trust Company of New York (incorporated by reference to Exhibit 1 to the Form 8-A filed with the SEC on September 18, 1997).

4.4* Option Agreement between Dawson Well Servicing, Inc., now known as Dawson Production Services, Inc., and Michael Little dated
            October 1, 1994.

4.5* Option Agreement between Dawson Well Servicing, Inc., now known as Dawson Production Services, Inc., and Joe Eustace dated October 1, 1994.

4.6* Option Agreement between Dawson Well Servicing, Inc., now known as Dawson Production Services, Inc., and Paul McCollam dated October 1, 1994.

4.7* Option Agreement between Dawson Well Servicing, Inc., now known as Dawson Production Services, Inc., and J. Michael Bell dated October 1, 1994.

4.8* Option Agreement between Dawson Well Servicing, Inc., now known as Dawson Production Services, Inc., and Ward Greenwood dated
            October 1, 1994.

4.9* Option Agreement between Dawson Well Servicing, Inc., now known as Dawson Production Services, Inc., and Douglas D. Lewis dated October 1, 1994.

 5*         Opinion of Jenkens & Gilchrist, A Professional Corporation.

23.1*       Consent of Jenkens & Gilchrist, A Professional Corporation (see
            Exhibit 5).

23.2*       Consent of KPMG Peat Marwick LLP.

25* Power of Attorney (included on the signature page of the Registration Statement).

* filed herewith

ITEM 9.     UNDERTAKINGS.

      A.    The undersigned registrant hereby undertakes the following:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs A.1(a) and A.1.(b) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registration pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. The undersigned registrant undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      D. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 26th day of November 1997.

                                        DAWSON PRODUCTION SERVICES, INC.
                                        (registrant)

                                        By:/s/ MICHAEL E. LITTLE
                                               Michael E. Little,
                                               Chairman of the Board, President
                                               and Chief Executive Officer

                                POWER OF ATTORNEY

      The Company and each person whose signature appears below hereby designates and appoints P. Mark Stark and Michael E. Little and each of them, as its or his attorneys-in-fact (the "Attorneys-in-Fact") with full power to act alone, and to execute in the name and on behalf of the Company and each such person, individually in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as either Attorney-in-Fact deems appropriate, and to file each such amendment to this Registration Statement together with all exhibits thereto and any and all documents in connection therewith.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES                                 TITLE                        DATE
----------                                 -----                        ----
/s/ MICHAEL E. LITTLE   Chairman of the Board, President,      November 26, 1997
    Michael E. Little   Chief Executive Officer, and Director
                        (Principal Executive Officer)

/s/ P. MARK STARK       Chief Financial Officer (Principal     November 26, 1997
    P. Mark Stark       Accounting and Financial Officer)

/s/ WM. WARD GREENWOOD  Director                               November 26, 1997
    Wm. Ward Greenwood

/s/ J. MICHAEL BELL     Director                               November 26, 1997
    J. Michael Bell

    _________________   Director                               November __, 1997
    Douglas D. Lewis

/s/ PAUL E. McCOLLAM    Director                               November 26, 1997
    Paul E. McCollam

    _________________   Director                               November __, 1997
    Stephen F. Oakes

SIGNATURES                       TITLE                               DATE
----------                       -----                               ----
/s/ RUSSELL BANKS            Director                          November 26, 1997
    Russell Banks

/s/ LAWRENCE C. PETRUCCI     Director                          November 26, 1997
    Lawrence C. Petrucci

                               INDEX TO EXHIBITS


  EXHIBIT                                                           SEQUENTIALLY
  NUMBER                          EXHIBIT                          NUMBERED PAGE
  ------                          -------                          -------------
3.1          Restated Articles of Incorporation (incorporated by
             reference to Exhibit 3.1 to the Registration Statement on
             Form S-1 effective March 20, 1996, SEC File No. 333-
             00452)

3.2 Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 effective March 20, 1996, SEC File No. 333-00452)

4.2 Dawson Production Services, Inc., 1995 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 effective March 20, 1996, SEC File No. 333-00452).

4.3 Rights Agreement dated September 11, 1997 between Dawson Production Services, Inc., and Harris Trust Company of New York (incorporated by reference to Exhibit 1 to the Form 8-A filed with the SEC on September 18, 1997).

4.4          Option Agreement between Dawson Production Services,
             Inc., and Michael Little dated October 1, 1994.

4.5          Option Agreement between Dawson Production Services,
             Inc., and Joe Eustace dated October 1, 1994

4.6          Option Agreement between Dawson Production Services,
             Inc., and Paul McCollam dated October 1, 1994.

4.7          Option Agreement between Dawson Production Services,
             Inc., and J. Michael Bell dated October 1, 1994.

4.8          Option Agreement between Dawson Production Services,
             Inc., and Ward Greenwood dated October 1, 1994.

4.9          Option Agreement between Dawson Production Services,
             Inc., and Douglas D. Lewis dated October 1, 1994.

5.1          Opinion of Jenkens & Gilchrist, A Professional Corporation

23.1         Consent of Jenkens & Gilchrist, A Professional Corporation (See
             Exhibit 5.1).

23.2*        Consent of KPMG Peat Marwick LLP.

25* Power of Attorney (included on the signature page of the Registration Statement).